Form of Contingent Stock Incentive Award

Health Management Associates, Inc.
5811 Pelican Bay Boulevard, Suite 500
Naples, Florida 34108-2710

(Date)

(Name and Address of Award Recipient)

          The Company is pleased to inform you that on [                    ], you were awarded [          ] shares of HMA Class A Common Stock under the Company’s 1996 Executive Incentive Compensation Plan (the “Plan”).  This award is intended to provide a very tangible incentive to you for future performance on behalf of the Company.

          The above number of shares is being credited to your account under the Plan, and you will be vested in and receive the shares on the fourth anniversary of the date of the award, provided you are still an employee of HMA.  All the terms and conditions of your grant are governed by the Plan as approved by stockholders.

          The Company is very pleased to offer you this additional incentive and looks forward to your continued outstanding performance as a key manager.

Very truly yours,